Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 11, 2026, PMGC Holdings Inc., a Nevada corporation (the “Buyer” or the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” or the “SPA”) to acquire 100% of the issued and outstanding shares (the “Shares”) of A&B Aerospace, Inc., a California corporation (the “Target” or “A&B”). The SPA was entered into by and among the Buyer, the Target, and Kennith Edward Smith and Jack Joseph Badeau, constituting all of the stockholders of the Target (collectively, the “Sellers”). The Buyer’s acquisition of the Target is referred to as the “Transaction,” and the Buyer, the Target, and the Sellers are referred to collectively as the “Parties.”

Upon the closing of the Transaction (the “Closing”), the aggregate purchase price for the Shares (the “Purchase Price”) consists of: (i) $4,275,000 in cash payable to the Sellers at Closing (the “Closing Purchase Price”); plus (ii) $225,000 retained by the Buyer at Closing as an indemnification holdback (the “Indemnification Holdback”); plus (iii) the Estimated Closing Cash Balance, defined in the SPA as the cash and cash equivalents of the Target as of the Closing, which the Sellers are required under the SPA to use commercially best efforts to cause to be at least $300,000 at Closing, and which for purposes of the unaudited pro forma condensed combined financial statements is presented at such $300,000 floor; plus or minus (iv) the amount, if any, by which Estimated Closing Net Working Capital is greater than, or less than, the Net Working Capital Target of $855,669, in each case as defined in the SPA. The SPA additionally provides for a post-closing true-up under Section 1.04(d) consisting of (A) a Closing Cash Balance Adjustment equal to the Final Cash Balance minus the Estimated Closing Cash Balance, and (B) a Net Working Capital Adjustment Amount equal to the Final Net Working Capital minus the Estimated Net Working Capital, with the aggregate of such two amounts (the “Final Adjustment Amount”) settled in cash between the Parties within five Business Days after final determination.

Following the Closing, the Target will continue operating its business at the Target’s existing facility pursuant to a duly executed commercial Lease Agreement to be entered into at Closing between the Target and Malcolm E Smith and Mary B Smith; Malcolm and Mary Smith Trust (the “Lease Agreement”), as required by the SPA. Mr. Badeau will continue to serve as President of the Target following the Closing pursuant to an Employment Agreement to be entered into at Closing in substantially the form attached as Exhibit B to the SPA (the “Badeau Employment Agreement”). Under the SPA, the Sellers have agreed to remain available to the Buyer for a period of six (6) months after the Closing Date to provide reasonable transition services, including assistance with required financial audits, operational knowledge transfer, and other reasonable post-Closing transition matters, and have agreed to a three-year non-competition restriction within the State of California commencing on the Closing Date. In addition to the Indemnification Holdback, the Sellers have agreed to indemnify the Buyer under the SPA for, among other matters, (i) all Taxes of the Target attributable to Pre-Closing Tax Periods under ARTICLE VI of the SPA, (ii) Losses related to any employee being ineligible or unauthorized to work in the United States as of the Closing Date under Section 7.01(c) of the SPA, and (iii) the Salvador Rivera litigation matter under Section 7.01(d) of the SPA, the Indemnification Holdback being earmarked as collateral for clause (iii).

The foregoing description of the SPA and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as an exhibit to the Buyer’s Current Report on Form 8-K originally filed with the SEC reporting the entry into the Transaction, and is incorporated herein by reference.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been derived by applying pro forma adjustments to the historical consolidated financial statements and other financial information of the Buyer and the Target. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of the Buyer.

The unaudited pro forma condensed combined balance sheet combines the historical audited consolidated balance sheet of the Buyer as of December 31, 2025 with the historical reviewed balance sheet of the Target as of February 28, 2026, and has been prepared to reflect the Transaction as if it occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical audited consolidated results of operations of the Buyer for the year ended December 31, 2025 with the historical results of operations of the Target for the trailing twelve months ended February 28, 2026, in each case giving effect to the Transaction as if it occurred on January 1, 2025. The Target’s fiscal year ends May 31, which differs from the Buyer’s December 31 fiscal year end. The Target’s trailing twelve months ended February 28, 2026 has been constructed by taking the Target’s audited results of operations for the fiscal year ended May 31, 2025, subtracting the Target’s reviewed results of operations for the nine months ended February 28, 2025, and adding the Target’s reviewed results of operations for the nine months ended February 28, 2026. This presentation aligns the Target’s historical period in length with the Buyer’s twelve-month reporting period and brings the Target’s period end to within ninety-three days of the Buyer’s fiscal year end, as permitted by Rule 11-02(c)(3) of Regulation S-X. Because the Buyer’s and Target’s respective periods nonetheless have different period-ends, with an approximately two-month period of overlap (December 31, 2025 to February 28, 2026), the unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only; the basis of presentation, including the residual period mismatch between the Buyer’s and Target’s reporting periods, is described further in the accompanying notes.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. They do not purport to indicate the results that would actually have been obtained had the Transaction been completed on the assumed dates or for the periods presented, nor do they purport to project the future operating results or financial position of the Buyer following the consummation of the Transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited consolidated financial statements of the Buyer as of and for the year ended December 31, 2025 (with comparative information as of and for the year ended December 31, 2024), and the related notes, included in the Buyer’s Annual Report on Form 10-K filed with the SEC on March 30, 2026;

●	the historical reviewed financial statements of the Target as of and for the nine months ended February 28, 2026 (with comparative information for the nine months ended February 28, 2025), and the related notes, included as Exhibit 99.1 to this Current Report;

●	the historical audited financial statements of the Target as of and for the fiscal year ended May 31, 2025 (with comparative information as of and for the fiscal year ended May 31, 2024), and the related notes, included as Exhibit 99.2 to this Current Report; and

●	the Acquisition Agreement filed as Exhibit 10.1 to this Current Report.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

	Buyer Historical	Target Historical	Acquisition Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Bank	$5,402,333	$681,509	$(4,956,509)	1	$1,127,333
Account Receivables, net	245,423	388,048	-		633,471
Other receivables	95,108	4,000	-		99,108
Prepaids and deposits	461,239	24,232	-		485,471
Inventory	95,098	502,717	50,272	2	648,087
Investments in securities	572,054	344,336	-		916,390
Total current assets	6,871,255	1,944,841	(4,906,238)		3,909,859
Fixed Assets, net	885,520	463,772	250,000	2	1,599,292
Right-of-use-asset	1,241,527	-	-		1,241,527
Intangibles, net	2,892,397	-	1,500,000	2	4,392,397
Goodwill	977,774	-	1,362,087	2	2,339,861
Total assets	$12,868,473	$2,408,613	$(1,794,150)		$13,482,936

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$782,633	$164,463	$-		$947,096
Due to related parties - current	1,032,895	-	-		1,032,895
Consideration Payable	206,250	-	225,000	1	431,250
Notes payable – current	-	108,034	(108,034)	1	-
Lease liability - short term	247,627	-	-		247,627
Accrued settlement liability	-	225,000	-		225,000
Derivative liabilities and convertible debt	1,672,891	-	-		1,672,891
Total current liabilities	3,942,296	497,497	116,966		4,556,759
Lease liability - long term	972,843	-	-		972,843
Notes payable – non-current	85,000	-	-		85,000
Deferred tax liabilities	30,972	-	-		30,972
Total liabilities	5,031,111	497,497	116,966		5,645,574
Common stock	645	-	-		645
Retained earnings	-	1,901,116	(1,901,116)	2	-
Additional paid-in capital	28,856,496	10,000	(10,000)	2	28,856,496
Accumulated other comprehensive income	(2,339)	-	-		(2,339)
Accumulated deficit	(21,017,440)	-	-		(21,017,440)
Total stockholders’ (deficit) equity	7,837,362	1,911,116	(1,911,116)		7,837,362
Total liabilities and stockholders’ equity	$12,868,473	$2,408,613	$(1,794,150)		$13,482,936

The accompanying notes are an integral part of these financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Buyer Historical Year Ended December 31, 2025	Target Historical Twelve Months Ended February 28, 2026	Acquisition Pro Forma Adjustments	Note	Pro Forma Combined
Revenue	$590,084	$4,694,791	$-		$5,284,875
Cost of Goods Sold (1)	404,770	4,256,303	-		4,661,073
Gross Profit	185,314	438,488	-		623,802
Operating expenses:
Selling, general and administrative	6,253,463	116,998	(330,999)	(a)	6,039,462
Depreciation and amortization	96,145	-	-		96,145
Repairs and maintenance	717,654	-	-		717,654
Total operating expenses	7,067,262	116,998	(330,999)		6,853,261
Loss from operations	(6,881,948)	321,490	330,999		(6,229,459)
Other income (expense):
Total other income (expense), net	(867,820)	33,342	9,926	(b)	(824,552)
Loss from continuing operations before income taxes	(7,749,768)	354,832	340,925		(7,054,011)
Income tax expense	(30,972)	(14,647)	-		(45,619)
Loss from continuing operations	(7,780,740)	340,185	340,925		(7,099,630)
Income from discontinued operations, net of tax	32,927	-	-		32,927
Net profit / (loss)	(7,747,813)	340,185	340,925		(7,066,703)
Foreign currency translation adjustment	(2,002)	-	-		(2,002)
Total comprehensive loss	$(7,749,815)	340,185	340,925		(7,068,705)
Net loss per share - basic and diluted:
Continuing operations	$(382.32)				$(348.84)
Discontinued operations	1.62				1.62
Weighted average of common shares outstanding - basic and diluted	20,352				20,352

(1)	Includes a non-recurring inventory write-down of approximately $750,588 within the Target’s historical Cost of Goods Sold. See Note 4(c) to the unaudited pro forma condensed combined financial statements.

The accompanying notes are an integral part of these financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Accounting for the Acquisition

The unaudited pro forma condensed combined financial statements give effect to the acquisition of A&B Aerospace, Inc. (the “Target” or “A&B”) by PMGC Holdings Inc. (the “Buyer” or the “Company”) under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, with the Buyer treated as the accounting acquirer. Under the acquisition method, the total purchase consideration is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the Closing Date. The excess of the total purchase consideration over the estimated fair value of the net identifiable assets acquired, if any, is recorded as goodwill.

For purposes of estimating fair value, where applicable, of the assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information, the Company has applied the guidance in ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value. Fair value represents an exit price and is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

As of the date of this Current Report on Form 8-K/A (this “Current Report”), the Company has not finalized the valuation work necessary to determine the final fair values of the assets acquired and liabilities assumed. Accordingly, the preliminary purchase price allocation included in these unaudited pro forma condensed combined financial statements is based on management’s preliminary estimates. The preliminary purchase price allocation is subject to adjustment as additional information becomes available and as additional analyses are completed during the measurement period (not to exceed one year from the Closing Date). There can be no assurance that the finalization of the valuation work will not result in material changes from the preliminary purchase price allocation.

As of the Closing Date, the total consideration for the Acquisition included the following:

Cash consideration at Closing	$4,275,000
Indemnification Holdback	225,000
Cash paid to Sellers in respect of Estimated Closing Cash Balance	300,000
Total consideration	$4,800,000

The Indemnification Holdback of $225,000 is retained by the Buyer at Closing and constitutes part of the total purchase consideration under ASC 805. The Holdback Amount is held by the Buyer specifically to satisfy the Sellers’ indemnification obligations under Section 7.01(d) of the SPA in respect of the litigation matter described in Section 3.14 of the Disclosure Schedules to the SPA, and is recognized at the Closing Date as a liability of the Buyer to the Sellers, included within Consideration Payable on the unaudited pro forma condensed combined balance sheet. Pursuant to the SPA, in the event that the indemnification claim resolves for an amount less than the Holdback Amount, the Buyer shall pay over to the Sellers any remaining portion of the Indemnification Holdback within ten days of the final adjudication of such claim. The Target is being acquired on a cash-free, debt-free basis. Accordingly, the unaudited pro forma condensed combined balance sheet reflects the Buyer’s assumption of the $225,000 accrued litigation liability (Salvador Rivera), which is recoverable by the Buyer from the Indemnification Holdback under Section 7.01(d) of the SPA, the pre-Closing payoff of the Target’s outstanding equipment notes payable totaling $108,034, and the Sellers’ pre-Closing sweep of the Target’s cash balances down to the $300,000 minimum cash threshold required under the SPA. The Estimated Closing Cash Balance and the at-Closing Net Working Capital adjustment are determined based on the Target’s actual cash and net working capital balances as of the Closing Date as set forth on the Estimated Closing Statement delivered by the Sellers prior to Closing pursuant to Section 1.04 of the SPA, with the Net Working Capital component compared to the Net Working Capital Target of $855,669. The SPA additionally contemplates a post-closing true-up under Section 1.04(d) consisting of (i) a Closing Cash Balance Adjustment equal to the Final Cash Balance minus the Estimated Closing Cash Balance, and (ii) a Net Working Capital Adjustment Amount equal to the Final Net Working Capital minus the Estimated Net Working Capital. Because the Closing has not yet occurred and the foregoing amounts cannot be determined as of the date of these unaudited pro forma condensed combined financial statements, no post-closing true-up amount is reflected and the Estimated Closing Cash Balance is presented at the $300,000 minimum cash floor specified in the SPA.

The preliminary allocation of the purchase consideration to the estimated fair values of assets acquired and liabilities assumed is as follows:

Assets acquired:
Cash and cash equivalents	$300,000
Accounts receivable, net	388,048
Inventory (at fair value)	552,988
Investments and other current assets	372,567
Property and equipment (at fair value)	713,772
Identifiable intangible assets	1,500,000
Liabilities assumed:
Accounts payable and accrued liabilities	(164,463)
Accrued settlement liability assumed (Salvador Rivera)	(225,000)
Goodwill (preliminary, residual)	1,362,087
Total consideration	$4,800,000

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and has been derived from the historical financial statements of PMGC Holdings Inc. (the “Buyer”) and A&B Aerospace, Inc. (the “Target”). The Buyer’s fiscal year ends December 31. The Target’s fiscal year ends May 31. The Target’s reviewed balance sheet as of February 28, 2026 has been combined with the Buyer’s audited consolidated balance sheet as of December 31, 2025, with an endpoint difference of fifty-nine days, within the ninety-three day tolerance permitted by Rule 11-02(c)(3) of Regulation S-X. The Target’s historical results of operations for the trailing twelve months ended February 28, 2026 have been combined with the Buyer’s audited consolidated results of operations for the year ended December 31, 2025. The Target’s trailing twelve-month period has been constructed by taking the Target’s audited results of operations for the fiscal year ended May 31, 2025, subtracting the Target’s reviewed results of operations for the nine months ended February 28, 2025, and adding the Target’s reviewed results of operations for the nine months ended February 28, 2026. Although the Target’s constructed twelve-month period is equal in length to the Buyer’s twelve-month period, the period-ends differ, with an approximately two-month period of overlap (December 31, 2025 to February 28, 2026); the unaudited pro forma condensed combined statement of operations is therefore presented for illustrative purposes only and is not necessarily indicative of the results that would have been reported had the Target’s historical results of operations been presented over a period coterminous with the Buyer’s. The pro forma adjustments have been identified and presented to provide relevant information necessary for an illustrative understanding of the Buyer upon consummation of the acquisition of the Target pursuant to the Stock Purchase Agreement (the “SPA”), in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma condensed combined financial statements are presented at the major caption level for the Target as permitted by Rule 11-02(c)(3) of Regulation S-X.

The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project future operating results or financial position following the consummation of the acquisition. The pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The Buyer and the Target had no historical relationship prior to the Transaction; accordingly, no adjustments were required to eliminate activities between the Buyer and the Target.

Note 3 - Reclassification Adjustments

The unaudited pro forma condensed combined balance sheet and condensed combined statements of operations have been adjusted to reflect certain reclassifications of the Target’s historical financial statements to conform to the Buyer’s financial statement presentation.

Note 4 - Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

1.	Reflects the cash and consideration entries arising from the Transaction. The Buyer pays $4,275,000 in cash to the Sellers at Closing (the Closing Purchase Price) and an additional $300,000 to the Sellers in respect of the Estimated Closing Cash Balance, and retains the $225,000 Indemnification Holdback as a liability of the Buyer to the Sellers, recorded within Consideration Payable. Pursuant to the SPA, the Sellers, prior to Closing, (i) sweep $381,509 of the Target’s cash on hand in excess of the $300,000 minimum cash threshold and (ii) cause the Target’s outstanding equipment notes payable, totaling $108,034, to be paid off in full out of the swept proceeds, with the result that the Target enters Closing on a cash-free, debt-free basis with $300,000 of cash and no equipment notes payable. The Buyer assumes the $225,000 accrued litigation liability (Salvador Rivera) included in the Target’s historical balance sheet; that liability remains on the unaudited pro forma condensed combined balance sheet and is recoverable by the Buyer from the Indemnification Holdback under Section 7.01(d) of the SPA. The aggregate cash adjustment of $4,956,509 reflected in the unaudited pro forma condensed combined balance sheet equals the $4,275,000 Closing Purchase Price plus the $300,000 paid by the Buyer in respect of the Estimated Closing Cash Balance plus the $381,509 cash swept by the Sellers.

2.	Reflects the preliminary allocation of the total purchase consideration of $4,800,000 to the estimated fair values of the assets acquired and liabilities assumed under ASC 805, and the elimination of the Target’s pre-merger equity remaining after the Sellers’ pre-Closing cash sweep described in Adjustment 1 (Additional Paid-In Capital of $10,000 and Retained Earnings of $1,519,607, aggregating $1,529,607, the latter representing the Target’s historical Retained Earnings of $1,901,116 less the $381,509 cash swept by the Sellers and charged to Retained Earnings). The preliminary fair value adjustments to the Target’s historical balances are: (i) an inventory step-up of $50,272 to reflect estimated selling price less cost to complete and reasonable margin in accordance with ASC 805-20-30-1; (ii) a property and equipment fair value increase of $250,000 to reflect estimated fair value based on management’s preliminary assessment pending an independent appraisal; (iii) recognition of $1,500,000 of identifiable intangible assets, expected to comprise customer relationships, trade name, and backlog, with useful lives to be determined upon completion of an independent valuation; and (iv) recognition of $1,362,087 of goodwill as the residual of consideration over the fair value of the net identifiable assets acquired. The Company has not yet completed the valuation work necessary to finalize the fair values of the assets acquired and liabilities assumed or to determine the useful lives of the identifiable intangible assets. The preliminary purchase price allocation is subject to change as additional information becomes available, and the final allocation may differ materially from the preliminary amounts presented herein, including reallocations between identifiable intangibles and goodwill and changes in inventory and property and equipment fair values.

3.	Reflects the period differences between the Buyer’s and Target’s respective reporting periods. The Target’s reviewed balance sheet as of February 28, 2026 has been combined with the Buyer’s audited consolidated balance sheet as of December 31, 2025, an endpoint difference of fifty-nine days, within the ninety-three day tolerance permitted by Rule 11-02(c)(3) of Regulation S-X. The Target’s results of operations for the trailing twelve months ended February 28, 2026, constructed as described in Note 2, have been combined with the Buyer’s audited consolidated results of operations for the year ended December 31, 2025. The Target’s trailing twelve month period and the Buyer’s fiscal year overlap by approximately ten months and differ in their respective endpoints by fifty-nine days; accordingly, the unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and the combined results are not indicative of the results that would have been reported had the Target’s results of operations been presented over a period coterminous with the Buyer’s.

Pro Forma Condensed Combined Statements of Operations

The following transaction accounting adjustments have been reflected in the Acquisition Pro Forma Adjustments column of the unaudited pro forma condensed combined statement of operations:

(a)	Owner compensation reduction and elimination of factoring fees. Reflects a net reduction of $330,999 to Selling, general and administrative expense, comprising (i) a net reduction of $290,934 in owner compensation expense, reflecting the elimination of the historical fully-loaded compensation of both Mr. Smith and Mr. Badeau as the Target’s owner-employees less Mr. Badeau’s continuing compensation as President pursuant to the Badeau Employment Agreement at his historical annual rate of $171,546, and (ii) the elimination of $40,066 of third-party invoice factoring fees incurred by the Target during the trailing twelve months ended February 28, 2026, which the Buyer expects to discontinue post-Closing by funding the Target’s working capital from cash on hand. With respect to clause (i), the historical combined fully-loaded owner compensation of the Sellers (Mr. Smith and Mr. Badeau) for the Target’s fiscal year ended May 31, 2025 was approximately $463,826, comprising base wages and employer payroll taxes derived from the Target’s ADP payroll records. The Sellers’ historical owner compensation applicable to the trailing twelve months ended February 28, 2026 has been derived using the same build-up methodology described in Note 2 (i.e., the Target’s fiscal year ended May 31, 2025 of $463,826, less an estimate of the comparable nine months ended February 28, 2025 of $347,870 derived as nine-twelfths of fiscal 2025 (owner compensation having been substantially flat year-over-year), plus actual owner compensation for the nine months ended February 28, 2026 of $346,524), resulting in trailing twelve month historical owner compensation of approximately $462,480. The $290,934 owner compensation adjustment represents the difference between such trailing twelve month historical owner compensation and Mr. Badeau’s continuing compensation under the Badeau Employment Agreement at his historical annual rate of $171,546. Both components of the adjustment are directly attributable to the Transaction, factually supportable, and expected to have a continuing impact on the combined results.

(b)	Interest expense reversal. Reflects the elimination of $9,926 of interest expense recognized during the Target’s trailing twelve months ended February 28, 2026 on the Target’s INTECH Funding and US Bank Equipment Financing notes payable, which the Sellers are required under the SPA to pay off in full prior to Closing on a cash-free, debt-free basis. The adjustment is directly attributable to the Transaction, factually supportable, and expected to have a continuing impact on the combined results.

(c)	Non-recurring inventory write-down within Target historical Cost of Goods Sold. The Target’s historical Cost of Goods Sold for the trailing twelve months ended February 28, 2026 includes a non-recurring inventory write-down of approximately $750,588, comprising the write-off of scrap inventory and the reclassification and write-off of orphan inventory items identified during a comprehensive physical inventory review performed by the Target during the period. Management considers this charge to be non-recurring in nature and does not expect it to recur in future periods. The $750,588 charge is reflected within the Target Historical column of the unaudited pro forma condensed combined statement of operations and is not separately captioned on the face of the statement. No pro forma adjustment has been made to remove this charge from the Target’s historical results, as the write-down does not meet the definition of a Transaction Accounting Adjustment under Rule 11-02(a)(6) of Regulation S-X (i.e., it does not reflect the accounting for the Transaction and would otherwise constitute a normalization of the Target’s historical operating results). Had the $750,588 charge been excluded from the Target’s historical Cost of Goods Sold, the Target’s historical Gross Profit and Loss from operations for the trailing twelve months ended February 28, 2026 would each have been higher by $750,588 on a pre-tax basis, and the pro forma combined Loss from continuing operations before income taxes for the year ended December 31, 2025 would have been reduced accordingly. This disclosure is provided for transparency with respect to the comparability of the Target’s historical results of operations and is not, and should not be construed as, a pro forma adjustment under Article 11 of Regulation S-X.

(d)	Other items not reflected. The unaudited pro forma condensed combined statement of operations does not reflect adjustments for amortization of identifiable intangible assets, depreciation of the property and equipment fair value step-up, or recognition of inventory fair value step-up in cost of goods sold, in each case because the Company has not yet completed the valuation work necessary to determine the useful lives of the identifiable intangible assets, the remaining useful life of the stepped-up property and equipment, or the timing of inventory turnover. These adjustments will be reflected upon finalization of the purchase price allocation and may have a material impact on future periods.